
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the unaudited condensed consolidated financial statements of T. Rowe Price
Associates, Inc. included in Part I, Item 1 of the accompanying Form 10-Q
Quarterly Report for the period ended March 31, 1998 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000080255
<NAME> T. ROWE PRICE ASSOCIATES, INC.

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-START>                             JAN-01-1998
<PERIOD-END>                               MAR-31-1998
<CASH>                                     215,793,000
<SECURITIES>                               200,604,000
<RECEIVABLES>                               94,255,000
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0<F1>
<PP&E>                                     142,737,000<F2>
<DEPRECIATION>                                       0<F3>
<TOTAL-ASSETS>                             688,941,000
<CURRENT-LIABILITIES>                                0<F1>
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                    23,741,000<F5>
<OTHER-SE>                                 509,480,000<F5>
<TOTAL-LIABILITY-AND-EQUITY>               688,941,000
<SALES>                                              0
<TOTAL-REVENUES>                           210,434,000
<CGS>                                                0
<TOTAL-COSTS>                              134,838,000
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             75,596,000
<INCOME-TAX>                                28,927,000
<INCOME-CONTINUING>                         41,290,000
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                41,290,000
<EPS-PRIMARY>                                      .35<F4><F5>
<EPS-DILUTED>                                      .32<F5>

<F1>Item is not contained in registrant's unclassified balance sheet.
<F2>Item is reported net of accumulated depreciation at interim.
<F3>Not reported at interim.
<F4>Basic earnings per share.
<F5>Restated for April 30, 1998 two-for-one stock split.

